February 3, 2010

SORL Auto Parts, Inc.
No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for SORL Auto Parts, Inc., a Delaware corporation (the “ Company ”), in connection with the issuance and sale of up to 1,000,000 shares of Common Stock, par value $0.002 per share, of the Company, pursuant to a Registration Statement on Form  S-3 No. 333-164041 (the “ Registration Statement ”) filed by the Company with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933 (the “ Act ”) and declared effective by the Commission on January 14, 2010, including the prospectus included therein, and in connection with the prospectus supplement dated February 3, 2010 (the prospectus and the prospectus supplement are referred to collectively in this letter as the “ Prospectus ”) .  The Common Stock is referred to herein as the “ Securities .”

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase agreement with respect to the Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) there has not occurred any change in law affecting the validity or enforceability of such Securities; (viii) at the time of the sale, issuance or delivery of the Securities, the authorization of such Securities by the Company’s Board of Directors or applicable committee thereof will not have been modified or rescinded; (ix) the Company has a sufficient number of authorized but unissued shares thereof under its Amended and Restated Articles of Incorporation, and will have reserved from such authorized but unissued and unreserved shares, sufficient shares for the issuance thereof; (x) the certificates representing the Securities have been duly authorized, executed and delivered; and (xi) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, unit agent or transfer agent.

Based upon the foregoing, we are of the opinion that when issued and sold as described herein, the Common Stock will be validly issued, fully paid and nonassessable.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

(404) 233-7000	1600 Atlanta Financial Center	With offices in	Washington, DC
	3343 Peachtree Road, N. E.		Raleigh-Durham, N.C.
Atlanta, Georgia 30326
Fax: (404) 365-9532

SORL Auto Parts, Inc.
February 3, 2010

In providing this opinion, we have relied as to factual matters on information obtained from public officials and officers or agents of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting such law).  We disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, nor do we deliver any opinion as to the extent to which any laws other than the laws of the State of Delaware apply or the effect of any such other laws should they apply.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Morris, Manning & Martin LLP
Morris, Manning & Martin LLP

(404) 233-7000	1600 Atlanta Financial Center	With offices in	Washington, DC
	3343 Peachtree Road, N. E.		Raleigh-Durham, N.C.
Atlanta, Georgia 30326
Fax: (404) 365-9532